EXHIBIT 99.2

[GRAPHIC]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81,

82, 84, 86, 87, 58, 88A, 89 and 92A)

Important: Read attached instructions before completing form.                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:

Axesstel, Inc.

2.	Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation

3.	Filing date of the original document for which correction is being made: September 23, 2002

4.	Description of the inaccuracy or defect.

The Certificate of Amendment intended to: (1) adopt an amendment to the Articles of Incorporation pursuant to Nevada Revised Statutes 78.207, but the statutory reference was incorrect and unnecessary; (2) amend Article VI of the Articles of Incorporation, but the par value of the Common Stock was stated incorrectly, the heading was stated incorrectly, and the Effective Date of the recapitalization described therein was incorrectly defined; and (3) indicate the number of shares outstanding, but did so inaccurately.

5.	Correction of the inaccuracy or defect.

SEE ATTACHED “EXHIBIT A”

6.	Signature:

/s/ David Morash	President, Chief Operating Officer	October 13, 2004
Authorized Signature	Title *	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.       Nevada Secretary of State AM Correction 2003

Revised on: 10/24/03

EXHIBIT A

1.) The following paragraph in the Certificate of Amendment filed on September 23, 2002 is hereby deleted in its entirety:

“Further, that the Board of Directors, at a meeting held on August 19, 2002, adopted a resolution to amend the Articles of Incorporation. The amendment set forth below to the Company’s Articles of Incorporation was duly adopted in accordance with the provisions of the Nevada Revised Statutes § 78.207 by unanimous vote of the Board of Directors of the Company and shall be effective upon filing.”

2.) The first sentence of the amendment to Article VI of the Articles of Incorporation referred to in the Certificate of Amendment filed on September 23, 2002, including the heading “Section 6,” is hereby deleted in its entirety and replaced with the following language:

“Recapitalization. Effective immediately prior to the closing of the tender offer described in the Corporation Combination Agreement dated effective July 16, 2002, as amended on August 22, 2002, copies of which are on file with the Company (the “Effective Time”), each share of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one-twenty-ninth (1/29) of a share (the “New Common Stock”), subject to the treatment of fractional share interests as described below.”

3.) The last complete sentence of the Certificate of Amendment filed on September 23, 2002 is hereby deleted in its entirety and replaced with the following language:

“ The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,215,762; that the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.”